                                                                     EXHIBIT 5.1


                          JONES, DAY, REAVIS & POGUE
                          2300 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                             DALLAS, TEXAS  75201



                               August 27, 1997

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas  75063

    Re: REGISTRATION ON FORM S-3 OF 2,450,000 SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF MICHAELS STORES, INC.

Ladies and Gentlemen:

         We are acting as counsel to Michaels Stores, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") of the offer and sale of 2,450,000 shares of common stock of the Company, par value $.10 per share pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the provisions of the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") against payment of the consideration therefor as provided in the Plan and having a value not less than the par value thereof, will be validly issued, fully paid, and nonassessable.

         In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters."

                                            Very truly yours,


                                            /s/ Jones, Day, Reavis & Pogue